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                             CERTIFICATE OF TRUST

                                      OF

                        Pioneer Securitized Income Fund

                          a Delaware Statutory Trust

   This Certificate of Trust of Pioneer Securitized Income Fund (the "Trust"), dated as of this 16th day of July, 2019, is being duly executed and filed, in order to form a statutory trust pursuant to the Delaware Statutory Trust Act (Title 12 of the Delaware Code, Section 3801 et seq.) (the "Act").

   1. Name. The name of the statutory trust formed hereby is "Pioneer Securitized Income Fund."

   2. Registered Office and Registered Agent. The business address of the registered office of the Trust in the State of Delaware is 1201 North Market Street in the City of Wilmington, County of New Castle, 19801. The name of the Trust's registered agent at such address is Delaware Corporation Organizers, Inc.

   3. Effective Date. This Certificate of Trust shall be effective upon the date and time of filing.

   4. Series Trust. Notice is hereby given that pursuant to Section 3804 of the Act, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series of the Trust, if any, shall be enforceable against the assets of such series only and not against the assets of the Trust generally. The Trust will become, within 180 days following the first issuance of shares of beneficial interest, a registered investment company under the Investment Company Act of 1940, as amended.

/s/ David R. Bock                       /s/ Lorraine H. Monchak
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David R. Bock                           Lorraine H. Monchak
As Trustee and not individually         As Trustee and not individually

/s/ Diane Durnin                        /s/ Thomas J. Perna
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Diane Durnin                            Thomas J. Perna
As Trustee and not individually         As Trustee and not individually

/s/ Benjamin M. Friedman                /s/ Marguerite A. Piret
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Benjamin M. Friedman                    Marguerite A. Piret
As Trustee and not individually         As Trustee and not individually

/s/ Margaret B. W. Graham               /s/ Fred J. Ricciardi
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Margaret B. W. Graham                   Fred J. Ricciardi
As Trustee and not individually         As Trustee and not individually

/s/ Lisa M. Jones                       /s/ Kenneth J. Taubes
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Lisa M. Jones                           Kenneth J. Taubes
As Trustee and not individually         As Trustee and not individually